2(a)

                      RESTATED CERTIFICATE OF INCORPORATION

                                       of

                                  TRIDAN CORP.

                            Under Section 807 of the
                            Business Corporation Law

     We, PETER GOODMAN and THOMAS GOODMAN, being respectively the President and Secretary of TRIDAN CORP., hereby certify:

     (1) The name of the Corporation is TRIDAN CORP. The name under which it was formed was TRIUMPH HOSIERY MILLS, INC.

     (2) The Certificate of Incorporation was filed by the Department of State on January 7, 1929.

     (3) The Certificate of Incorporation is amended to effect the following changes authorized in Section 801 of the Business Corporation Law:

          (a) To change the corporate purposes.

          (b) To remove from authorized shares 18,733 shares previously issued and reacquired by the Corporation, and 1,267 unissued shares, of Preferred Capital Stock, $50 par value per share.

          (c) To abolish the designation of the previously authorized shares, $50 par value per share, of Class B Common Capital Stock, Class C Common Capital Stock and Class D Common Capital Stock, and their relative rights, preferences and limitations.

          (d) To increase the aggregate number of shares of common stock which the Corporation shall have the authority to issue from 12,000 to 6,000,000 shares

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

and to reduce the par value of said shares from $10 per share to $.02 per share.

          (e) To change the presently issued and outstanding 6,398.2 shares of Common Capital Stock, $10 par value per share, into 3,199,100 shares of common stock, $.02 par value per share.

          (f) To change the post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him.

          (g) To strike out paragraph SIXTH which establishes the duration of the Corporation, Paragraph SEVENTH which fixes the number of directors, Paragraph EIGHTH which lists the initial directors, Paragraph NINTH and TENTH which list and describe the subscribers, Paragraph ELEVENTH which establishes quorum requirements for stockholders meetings, Paragraph TWELFTH which provides for stockholder inspection of books and records, Paragraph THIRTEENTH which deals with repurchase and reissuance of the Corporation's capital stock, Paragraph FOURTEENTH which provides for change in the number of directors and Paragraph FIFTEENTH which provides for removal of directors.

          (h) To add provisions for indemnification of directors and officers.

          (i) To add a provision denying preemptive rights to shareholders.

     (4) The Certificate of Incorporation, as heretofore amended and as herein further amended, is hereby restated to set forth its entire text as follows:

                          CERTIFICATE OF INCORPORATION

                                       of
                                  TRIDAN CORP.

                            Under Section 402 of the
                            Business Corporation Law

                           * * * * * * * * * * * * * *

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

     1.   The name of the Corporation is TRIDAN CORP.

     2.   The purposes for which this Corporation is formed are as follows:

          (a) To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise sell, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, full or part paid securities created or issued by any persons, firms, associations, corporations, syndicates, combinations, organizations, governments or subdivisions thereof, and generally deal in any such securities; and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities and, in general, to conduct the business of a closed-end investment company as that term is defined in the Act of Congress entitled Investment Company Act of 1940.

          The term "securities" shall for the purposes of this article, without limitation to the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

          (b) In general, to carry on any other similar business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of New York upon corporations formed under the Act hereinbefore set forth, to the same extent as natural persons might or could do.

     3. The office of the Corporation is to be located in the City, County and State of New York.

     4. The aggregate number of shares which the Corporation shall have authority to issue is six million (6,000,000) shares, all of which shall be common stock of one class, having a par value of $.02 per share.

     5. The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is c/o LIPKOWITZ & PLAUT, 1290 Avenue of the Americas, New York, New York 10019.

     6. Subject to conditions and qualifications set forth in the Business Corporation Law of the State of New York and in the Act of Congress entitled Investment Company Act of 1940, the Corporation may indemnify any person, made a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or his testator or intestate is or was a director or

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

officer of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the Corporation, as such duty is defined in Section 717 or
Section 715(h) of the Business Corporation Law. Subject to the conditions and qualifications set forth in the Business Corporation Law of the State of New York and in the Act of Congress entitled Investment Company Act of 1940, the Corporation may also indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation, domestic or foreign, which he served in any capacity at the request of the Corporation by reason of the fact that he or his testator or intestate was a director or officer of the Corporation or served it in any capacity against judgments, fines, amounts paid in settlement, and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

          Notwithstanding the foregoing provisions, nothing herein contained shall be construed to protect any director or officer against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     7. No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares, bonds, securities or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase or otherwise acquire shares of any class of the Corporation, and any and all such shares, bonds, securities or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, for such lawful consideration and on such terms as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the Corporation shall have any preemptive rights in respect of the matters, proceedings or transactions specified in subparagraphs (1) to (6), inclusive, of paragraph (e) of Section 622 of the Business Corporation Law.

     (5) The 6,398.2 shares of Common Capital Stock, $10 par value per share presently issued and outstanding are hereby changed into 3,199,100 share of common

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

stock, $.02 par value per share, the terms of said change being 500 shares of common stock, $.02 par value per share for each share of Common Capital Stock $10 par value.

     (6) Since this amendment and Restated Certificate of Incorporation remove from authorized shares 18,733 shares of Preferred Capital Stock, $50 par value per share, which shares were previously issued and reacquired by the Corporation, there is a reduction of capital hereby effected in the sum of $936,650, from $1,000,632 to $63,982.

     (7) This amendment was authorized by vote of the holders of a majority of the outstanding shares entitled to vote thereon, at a meeting of shareholders.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been subscribed this 28th day of April, 1980 by the undersigned, who affirm the truth of the Statements made herein under penalties of perjury.

                                        /s/ Peter Goodman
                                        ----------------------------------
                                        PETER GOODMAN, President

                                        /s/ Thomas Goodman
                                        ----------------------------------
                                        THOMAS GOODMAN, Secretary

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